UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2016

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666	36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Copley Place, 7th Floor
Boston, MA 02116
(Address of principal executive offices) (Zip Code)

(617) 532-6100
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
On May 18, 2016, Wayfair Inc. (the “Company”) held its annual meeting of stockholders to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 5, 2016. The final voting results from the meeting are set forth below.
Proposal No. 1
Votes regarding the election of eight directors to hold office until the next annual meeting of stockholders were as follows:

Nominee	For	Abstain	Broker Non-Votes
Neeraj Agrawal	405,353,577	27,781	6,749,712
Julie Bradley	405,247,649	133,709	6,749,712
Steven Conine	405,330,890	50,468	6,749,712
Robert Gamgort	405,353,703	27,655	6,749,712
Michael Kumin	405,243,703	137,655	6,749,712
Ian Lane	405,355,234	26,124	6,749,712
Romero Rodrigues	405,355,234	26,124	6,749,712
Niraj Shah	405,330,114	51,244	6,749,712
Proposal No. 2
Votes regarding the ratification of the selection by the audit committee of the Company’s board of directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 were as follows:

For	Against	Abstain	Broker Non-Votes
411,877,427	17,542	236,101	—
Proposal No. 3
Advisory votes on the frequency of future executive compensation advisory votes were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
16,346,438	407,509	388,580,770	46,641	6,749,712
Based on the recommendation of the Board of Directors in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 5, 2016 and the voting results from the annual meeting of stockholders, the Company will include an advisory vote on executive compensation in its proxy statement every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: May 24, 2016	By:	/s/ NIRAJ SHAH
Niraj Shah
President and Chief Executive Officer